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                                                                    EXHIBIT 99.1


[VIEWCAST CORPORATION LOGO]
                                                                    NEWS RELEASE
FOR IMMEDIATE RELEASE
                         Company Contact:       Investor Contact:
                         Laurie Latham          Katherine Stubblefield
                         ViewCast Corporation   Shelton Communications Group
                         Tel: 972-488-7200      Tel: 512-482-8644
                                                kstubblefield@sheltongroup.com

                    VIEWCAST CORPORATION DELISTED FROM NASDAQ
                       Company Moves to OTC Bulletin Board


DALLAS (April 3, 2002) - ViewCast Corporation (NASDAQ: VCST) today announced that it's securities are no longer eligible to trade on the Nasdaq SmallCap Market and will be eligible to trade on the Over-the-Counter (OTC) Bulletin Board effective with the opening of business on April 4, 2002.

The move to the OTCBB follows ViewCast's receipt of notification from Nasdaq that the company's securities would no longer be listed on the Nasdaq SmallCap Market as of the opening of business on April 4, 2002.

"Although the company has a plan in place to improve equity, reduce debt, and continue to look at strategic relationships, we unfortunately could not meet timing issues of Nasdaq," stated Laurie Latham, ViewCast's Chief Financial Officer. "We want to encourage our shareholders, customers, and employees that this will not impact our ability to provide the quality service that customers require from ViewCast. As with all public companies, we will continue to communicate with the public through our website, press releases and required Securities and Exchange Commission filings."

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports. Quotations and trading information can still be accessed via websites such as Yahoo and other quotation services or through a securities broker. ViewCast's ticker symbols (VCST and VCSTW) will remain the same.

ABOUT VIEWCAST CORPORATION

ViewCast develops products and services that provide video networked solutions. ViewCast maximizes the value of video through its core businesses: Osprey(R) Video provides the streaming media industry's de facto standard capture cards and ViewCast Systems integrates turnkey streaming and video distribution systems and software. From streaming digital video on the Internet to distribution of broadcast-quality video throughout the corporate enterprise, plus comprehensive video software applications, ViewCast provides the complete range of video solutions.

Visit the company's Web site (http://www.viewcast.com) for more information.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued significant losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's Prospectus filed on July 14, 2000 and its reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission. All trademarks are property of their respective holders.